                                                                    EXHIBIT 99.1


(LUMINEX(R) LOGO)


Contact:  Harriss T. Currie
          Vice President, Finance and Chief Financial Officer
          512-219-8020
          hcurrie@luminexcorp.com


                   LUMINEX CORPORATION REPORTS FOURTH QUARTER
                            AND YEAR-END 2005 RESULTS


AUSTIN, Texas (February 1, 2006) -- Luminex Corporation (NASDAQ:LMNX) today announced financial results for the fourth quarter and year ended December 31, 2005.

Revenue for the fourth quarter of 2005 was $11.6 million, a 28 percent increase compared with $9.1 million in the fourth quarter of 2004. Revenue for the fourth quarter of 2005 consisted of $6.1 million from the sales of 208 Luminex Systems, $2.3 million from the sale of consumables, $1.5 million in royalties, and $1.7 million of other revenue. Net loss for the fourth quarter of 2005 was $1.3 million, or $0.04 per share, compared with a net loss of $1.2 million, or $0.04 per share, for the same period last year.

Revenue for the year ended December 31, 2005, was $42.3 million, an increase of 18 percent compared with $35.9 million for the year ended December 31, 2004. Revenue for 2005 consisted of $18.8 million from the sales of 693 Luminex Systems, $13.1 million from the sale of consumables, $5.3 million in royalties and $5.2 million of other revenue. Other revenue includes training revenue, shipping revenue, extended service contract sales, miscellaneous part sales, amortized license fees, and other special project fees. Net loss for 2005 was $2.7 million, or $0.09 per share, compared with a net loss of $3.6 million, or $0.12 per share, in 2004.

"The results for the fourth quarter reflect continued measurable progress throughout 2005 for Luminex," said Patrick J. Balthrop, chief executive officer of Luminex. "We reported our strongest quarterly sales for the year reflecting a 28 percent increase over the fourth quarter last year. Additionally, our absolute dollars of gross profit for the quarter improved by 49 percent over the fourth quarter of 2004, and was up over 52 percent for the year when compared with 2004. This annual improvement in gross profit is primarily the result of a favorable shift in revenue mix in favor of our higher margin items, consumables and royalties, as well as higher average selling prices of our Luminex Systems.

"Our results for the year reflect solid execution of our strategy and we are very pleased with the momentum in our business and our prospects for 2006, "added Balthrop. "We now have over 3,400 Luminex Systems in the marketplace providing us with the opportunity to leverage this asset and we anticipate realizing higher consumables per placed system. We will continue to work closely with our strategic partners to enhance end-user acceptance of our xMAP(R) technology and we remain committed to making the appropriate R&D investments to keep pace with market demand. We are pleased with the progress that we are making with our strategic initiatives in Research and Development and in the Luminex Bioscience Group. Our financial foundation, including over $41 million in cash and investments remains a key advantage for Luminex. We believe we are well positioned to execute our strategy in 2006 and we continue to make the right investments to support our strategy."


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
LMNX Reports Fourth Quarter and Year-end 2005 Results
Page 2
February 1, 2006


Management will hold a conference call to discuss the operating highlights and financial results for the fourth quarter and year ended December 31, 2005, on February 1, 2006, at 5:00 p.m. Eastern time. The conference call will be webcast live and will be accompanied by a slide presentation, both of which may be accessed at Luminex Corporation's website at http://www.luminexcorp.com. Simply log on to the web at the address above, go to the Company section and access the Investor Relations link. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software. If you are unable to participate during the live webcast, the call and slides will be archived for one year on the website using the 'replay' link.

Luminex Corporation develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company's xMAP(R) system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company's xMAP technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex Corporation or xMAP can be obtained on the Internet at http://www.luminexcorp.com.

Statements made in this release that express Luminex's or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company's actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex's actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex's products, the Company's dependence on strategic partners for development, commercialization and distribution of products, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle, Luminex's ability to scale manufacturing operations, potential shortages of components, competition, the timing of regulatory approvals and any modification of the Company's operating plan in response to its ongoing evaluation of its business, as well as the risks discussed under the heading "Risk Factors" in Luminex's Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission. The forward-looking statements contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.




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
LMNX Reports Fourth Quarter and Year-end 2005 Results
Page 3
February 1, 2006


                               LUMINEX CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                                  DECEMBER 31,   DECEMBER 31,
                                                      2005          2004
                                                 -------------   ------------
ASSETS
Current assets:
   Cash and cash equivalents                       $  25,206      $  19,238
   Short-term investments                             10,947         12,891
   Accounts receivable, net                            6,580          5,864
   Inventory, net                                      4,281          7,650
   Others                                              1,170            841
                                                   ---------      ---------
   Total current assets                               48,184         46,484

Property and equipment, net                            3,222          1,383
Long-term investments                                  5,466          3,991
Other                                                  1,163          1,317
                                                   ---------      ---------

Total assets                                       $  58,035      $  53,175
                                                   =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                $   3,412      $   1,642
   Accrued liabilities                                 2,970          2,702
   Deferred revenue                                    2,438          1,317
                                                   ---------      ---------
   Total current liabilities                           8,820          5,661
Deferred revenue                                       4,505          2,968
                                                   ---------      ---------
Total liabilities                                     13,325          8,629
                                                   ---------      ---------

Stockholders' equity:
   Common stock                                           32             31
   Additional paid-in capital                        135,440        131,833
   Deferred stock compensation                        (4,219)        (3,335)
   Accumulated other comprehensive gain (loss)            18            (88)
   Accumulated deficit                               (86,561)       (83,895)
                                                   ---------      ---------
   Total stockholders' equity                         44,710         44,546
                                                   ---------      ---------

Total liabilities and stockholders' equity         $  58,035      $  53,175
                                                   =========      =========


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
LMNX Reports Fourth Quarter and Year-end 2005 Results
Page 4
February 1, 2006


                               LUMINEX CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)


                                               THREE MONTHS ENDED             FISCAL YEAR ENDED
                                                  DECEMBER 31,                  DECEMBER 31,
                                             -----------------------       -----------------------
                                               2005          2004            2005           2004
                                             --------       --------       --------       --------
                                                  (unaudited)
Revenue                                      $ 11,577       $  9,055       $ 42,313       $ 35,880
Cost of revenue                                 5,926          5,263         19,992         21,158
                                             --------       --------       --------       --------
    Gross profit                                5,651          3,792         22,321         14,722

Operating expenses:
    Research and development                    1,626            908          5,600          3,802
    Selling, general and administrative         5,736          4,271         20,217         15,084
                                             --------       --------       --------       --------
    Total operating expenses                    7,362          5,179         25,817         18,886
                                             --------       --------       --------       --------

Loss from operations                           (1,711)        (1,387)        (3,496)        (4,164)
    Other income, net                             375            206          1,174            572
    Settlement of litigation                       --             --           (322)            --
    Income taxes                                  (12)            --            (22)           (13)
                                             --------       --------       --------       --------

Net loss                                     $ (1,348)      $ (1,181)      $ (2,666)      $ (3,605)
                                             ========       ========       ========       ========

Net loss per share, basic and diluted        $  (0.04)      $  (0.04)      $  (0.09)      $  (0.12)
                                             ========       ========       ========       ========

Shares used in computing net loss per
    share, basic and diluted                   31,100         30,844         30,990         30,698
                                             ========       ========       ========       ========


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